Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Brett Blumberg, Chief Financial Officer of DatChat, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 16, 2022

By:	/s/ Brett Blumberg
Name:	Brett Blumberg
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)